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                                                                   Exhibit 10.29

                                   ASSIGNMENT

         WHEREAS, RAVISENT Technologies Inc., a Delaware corporation, hereinafter referred to as "ASSIGNOR," is the owner of certain Intellectual Property Rights as defined and set forth on Schedule A attached hereto;

         WHEREAS, DVA Inc., a Nevada corporation, hereinafter generally referred to as "ASSIGNEE" is desirous of acquiring said Intellectual Property Rights as defined and set forth on Schedule A; and

         WHEREAS, ASSIGNEE is a wholly owned subsidiary of ASSIGNOR.

         NOW, THEREFORE, for good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, RAVISENT Technologies Inc., the undersigned ASSIGNOR, hereby agrees to sell, assign, transfer and convey and by these presents does sell, assign, transfer and convey unto the above-named ASSIGNEE, free and clear of liens, claims and encumbrances, the whole and entire right, title and interest in and to said Intellectual Property Rights as defined and set forth in Schedule A existing from time to time anywhere in the world;

             together with all claims for damages by reason of past infringement of said Intellectual Property Rights with the right to sue for and collect the same for its own use and behalf or for the use and behalf of its legal representatives;

said Intellectual Property Rights to be held and enjoyed by the above-named ASSIGNEE, for ASSIGNEE's own use and behalf, and for ASSIGNEE's legal representatives and assigns to the full end of the term or terms for which said Intellectual Property Rights have been granted and/or acquired, as fully and entirely as the same would have been held by the undersigned ASSIGNOR had this assignment and sale not been made; and for the aforesaid consideration ASSIGNOR hereby covenants, agrees and undertakes to execute, whenever requested by the above-named ASSIGNEE, all applications, assignments, lawful oaths and any other papers which ASSIGNEE may deem necessary or desirable for securing to ASSIGNEE or for maintaining for ASSIGNEE all the Intellectual Property Rights hereby assigned or agreed to be assigned; all without further compensation to the undersigned ASSIGNOR.

RAVISENT Technologies Inc.

By: /s/ FRANK WILDE
    -----------------------------
Name:   Frank Wilde
      ---------------------------
Title:  Chief Executive Officer

Date:
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                                   SCHEDULE A

DEFINITION OF INTELLECTUAL PROPERTY RIGHTS

As used herein, the term "Intellectual Property Rights" means any and all exclusionary rights, tangible or intangible and whether or nor reduced to a writing, existing from time to time anywhere in the world under patent law, copyright law, moral rights law, trade secret law, and semiconductor chip protection law owned by Assignor.

By way of example only and not by way of limitation such rights shall include, but are not limited to, any and all patents; patent rights; copyrights; copyright registrations; trade secrets; know-how; drawings; sketches; calculations; software; functional specifications; manuals; parts lists and the like.

Notwithstanding the foregoing, the definition of Intellectual Property Rights specifically excludes all trademarks, trade names, trade dress and service mark rights and the goodwill pertaining to both registered and unregistered trademarks, trade names, trade dress and service marks.

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